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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: February 3, 2004
              (Date of earliest event reported): December 15, 2003


                         GulfTerra Energy Partners, L.P.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       1-11680                 76-0396023
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)




                                4 Greenway Plaza
                              Houston, Texas 77046
               (Address of Principal Executive Offices) (Zip Code)





       Registrant's telephone number, including area code: (832) 676-4853

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

1.       OVERVIEW OF OUR MERGER

         The following is an overview of transactions occurring in connection with our proposed merger with a wholly-owned subsidiary of Enterprise Products Partners L.P. ("Enterprise"). For more information regarding the merger and related transactions, see our recent and future filings with the SEC.

TRANSACTIONS RELATED TO THE MERGER

   The Parent Company Agreement

         In connection with our execution of a merger agreement on December 15, 2003, Enterprise, Enterprise's general partner and a subsidiary of Enterprise also executed a parent company agreement with El Paso Corporation and four of its wholly-owned subsidiaries. Pursuant to the parent company agreement, on December 15, 2003, a wholly-owned subsidiary of Enterprise purchased a 50% membership interest in our general partner for $425 million from GulfTerra GP Holding Company, a wholly-owned subsidiary of El Paso Corporation. Immediately prior to this sale, GulfTerra GP Holding Company purchased the 9.9% membership interest in our general partner formerly held by Goldman Sachs & Co., resulting in our general partner now being 50% owned by GulfTerra GP Holding Company and 50% owned by the Enterprise subsidiary. Under our general partner's limited liability company agreement, GulfTerra GP Holding Company serves as the managing member of our general partner and the Enterprise subsidiary's rights are limited to protective consent rights on specified material transactions affecting us or our general partner or the rights and preferences associated with its membership interest in our general partner.

         At the closing of the merger but just prior to its effectiveness, GulfTerra GP Holding Company will contribute its 50% membership interest in our general partner to Enterprise's general partner in exchange for a 50% membership interest in Enterprise's general partner. Enterprise's general partner will then contribute that 50% membership interest in our general partner to Enterprise for no consideration.

         Immediately after Enterprise's acquisition of the 50% membership interest in our general partner, but prior to the consummation of the merger, Enterprise will purchase from specified subsidiaries of El Paso Corporation for $500 million all 10,937,500 of our outstanding Series C Units, and an aggregate of 2,876,620 of our common units, owned by those subsidiaries. The purchase price of approximately $36.19 per unit to be paid for the units purchased from these subsidiaries of El Paso Corporation is equal to 90% of the average closing prices of our common units on the NYSE for the 20 trading days ending on December 12, 2003 (the last full trading day before the proposed merger was announced). The remaining 7,433,425 of our common units owned by El Paso Corporation will be converted into the right to receive 13,454,499 Enterprise common units.


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         The parent company agreement also provides that for a period of three years following the closing of the merger, at our request, El Paso Corporation will provide support services to us similar to those provided by El Paso Corporation before the closing of the merger, and GulfTerra will reimburse El Paso Corporation for 110% of its direct costs of such services (excluding any overhead costs).

         The parent company agreement also provides that, for the three-year period following the merger, El Paso Corporation will make transition support payments to Enterprise in annual amounts of $18 million, $15 million and $12 million for the first, second and third years of such period, respectively, payable in 12 equal monthly installments for each such year.

   The Purchase and Sale Agreement

         On December 15, 2003, Enterprise, as purchaser, and El Paso Corporation and certain of its subsidiaries, as sellers, executed a purchase and sale agreement for 100% of the equity interests of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P. for a price of $150 million. Through its purchase of the equity interests of these companies, Enterprise will acquire nine cryogenic processing plants, one natural gas gathering system, one natural gas treating plant, and a small natural gas liquids connecting pipeline. Located across South Texas, these plants, which we refer to as the South Texas assets, have historically been associated with and are integral to our Texas intrastate natural gas pipeline system. The closing of this purchase is effectively conditioned upon, and is expected to occur immediately following, the closing of the merger. The closing of the merger, however, is not conditioned upon the closing of this purchase, provided that neither party breaches its obligations under the purchase and sale agreement.

THE MERGER

         Pursuant to the merger agreement, at the effective time of the merger, Enterprise Products Management LLC, a nominally capitalized Delaware limited liability company that is wholly owned by Enterprise, is expected to merge with and into us, at which time each of our outstanding common units, other than our common units purchased by Enterprise prior to the merger as described below under "--Transactions Related to the Merger," will be converted into the right to receive Enterprise common units. We will survive the merger and will be Enterprise's wholly-owned subsidiary.

         Each of our common unitholders will receive 1.81 Enterprise common units for each of our common units that the unitholder owns at the effective time of the merger. Instead of receiving fractional common units, our common unitholders will receive cash from Enterprise in an amount equal to the amount of such fractional interest multiplied by the average closing price of Enterprise common units on the NYSE Composite Transaction Reporting System over the four trading days ending on the third business day prior to the closing of the merger. Under the merger agreement, Enterprise has agreed, subject to the terms of its partnership agreement, to increase the quarterly cash distribution for the next regular quarterly distribution date following completion of the

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merger to at least $0.395 per unit, representing an increase of $0.005 per
GulfTerra common unit based on the 1.81 exchange ratio.

         We and Enterprise will complete the merger only if the conditions set forth in the merger agreement and the parent company agreement are satisfied or, in some cases, waived. These conditions include:

     o   the approval and adoption by our unitholders of the merger agreement;

     o the approval by Enterprise's unitholders of the issuance of Enterprise common units pursuant to the merger agreement;

     o the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     o the continued effectiveness of Enterprise's registration statement on Form S-4 filed with the SEC in connection with the proposed merger;

     o the approval for listing on the New York Stock Exchange of the Enterprise common units to be issued in the merger subject to official notice of issuance;

     o the continued accuracy of the representations and warranties contained in the merger agreement and the parent company agreement;

     o the closing of the $500 million sale of our securities from subsidiaries of El Paso to Enterprise, as described above, which, in turn is conditioned upon, among other things, neither party breaching its obligations to close the acquisition of the El Paso Corporation subsidiaries that own the South Texas assets;

     o the performance by each party of its obligations under the merger agreement and the parent company agreement;

     o the absence of any decree, order, injunction or law that prohibits the merger or makes the merger unlawful;

     o the receipt of legal opinions from counsel for each of Enterprise and us as to the treatment of the merger for U.S. federal income tax purposes; and

     o the receipt of legal opinions from counsel for each of Enterprise, El Paso Corporation and us as to non-contravention with respect to selected material agreements.

         Either we or Enterprise may choose to complete the merger even though a condition to its obligations has not been satisfied if the necessary unitholder approvals have been obtained and the law so permits.


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         We and Enterprise can agree to terminate the merger agreement at any time without completing the merger, even after unitholder approvals have been obtained. In addition, either party can terminate the merger agreement on its own without completing the merger if:

     o the merger is not completed by March 31, 2005, other than due to a breach of the Merger Agreement by the terminating party;

     o   the conditions to closing the merger cannot be satisfied;

     o the necessary approval of the unitholders of either party is not obtained at their respective unitholder meetings; or

     o any legal prohibition to completing the merger has become final and non-appealable.

         If the merger agreement is terminated under circumstances involving a proposed business transaction between either we or Enterprise and a third party that conflicts with the merger and other conditions are satisfied or if either Enterprise or GulfTerra violates the "no solicitation" covenants contained in the merger agreement, we or Enterprise, as the case may be, will be required to pay to the other a termination fee of $112 million. We will be obligated to pay Enterprise a termination fee of $15 million under certain circumstances if the Merger Agreement is terminated because the requisite approval of our unitholders is not obtained at the special meeting and either (1) a possible alternative transaction or a possible superior transaction not involving Enterprise is publicly announced and the board of directors of our general partner fails to reaffirm its recommendation to vote in favor of the merger in accordance with the provisions of the merger agreement or (2) no possible alternative transaction or superior transaction has been announced.

         We and Enterprise have generally agreed not to initiate or continue any discussions with any other person regarding a business combination while the merger is pending or to engage in any of those discussions unless required by fiduciary obligations under applicable law.

         Neither our unitholders nor Enterprise unitholders have appraisal rights under applicable law or contractual appraisal rights under their respective partnership agreements or the merger agreement.

         Completion of the merger is expected to occur during the second half of 2004. We encourage you to read the merger agreement (filed as Exhibit 2.A to our Current Report on Form 8-K filed December 15, 2003) because it is the legal document that governs the merger.


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OTHER INFORMATION RELATED TO THE MERGER

   Effect of the merger with respect to our Series F units

         Under the merger agreement and in accordance with the terms of our partnership agreement, Enterprise has agreed to assume at the closing of the merger all of our obligations under any unconverted Series F units. Accordingly, at the closing of the merger, all GulfTerra Series F units will be cancelled and Enterprise will not issue any Series F units, but the persons who were holders of Series F units immediately prior to the merger closing will have equivalent rights with respect to Enterprise, in accordance with Section 3.3(e) of Annex A to the Third Amendment dated May 16, 2003 to our partnership agreement. This means that after the merger closing a holder would have the right to deliver to Enterprise a "Conversion Notice" and to receive, upon payment, a number of Enterprise common units determined using the formula governing conversion in the terms of the Series F units, as adjusted to account for the 1:1.81 exchange ratio.

         In addition, because we entered into the merger agreement, all of the Series F units are now convertible. Any holder of Series F units may deliver to us a "Contingent Conversion Notice" in accordance with the terms of the Series F units and, if that notice is not withdrawn before the merger closing, the delivering holder will receive, upon the closing of the merger, merger consideration based on the number of GulfTerra common units into which the converting Series F units would be convertible if those Series F units had been converted on the last business day immediately prior to the merger closing (less the conversion consideration payable by the Series F unit holder).

   Antitrust Clearance

         The merger is subject to antitrust laws. We and Enterprise will make the required filings with the Antitrust Division of the Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, relating to the merger in January 2004, but we and Enterprise are not permitted to complete the merger until the applicable waiting periods have expired or otherwise terminated. We expect that the applicable waiting periods will expire in February 2004, unless a request for additional information or documentary material is made by the DOJ or FTC before that time or the waiting period is terminated earlier.

   Listing of Common Units to be Issued in the Merger

         Enterprise expects to obtain approval to list on the NYSE the common units to be issued pursuant to the merger agreement subject to official notice of issuance. Obtaining this approval is a condition to the closing of the merger.

   Accounting Treatment

         Enterprise will account for the merger using the purchase method of accounting. Under that method of accounting, the aggregate consideration that Enterprise pays for GulfTerra will be allocated to GulfTerra's assets and liabilities based on their fair values, with any excess being treated as goodwill.


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2.       RISK FACTORS

         This filing is to, among other things, update our current risk factors discussion in light of the proposed merger.

BECAUSE THE CONSIDERATION THAT GULFTERRA UNITHOLDERS WILL RECEIVE IN THE MERGER WITH ENTERPRISE IS BASED ON A FIXED EXCHANGE RATIO, THE MARKET VALUE OF GULFTERRA COMMON UNITS MAY BE SIGNIFICANTLY AFFECTED BY CHANGES IN THE MARKET VALUE OF ENTERPRISE COMMON UNITS.

         At the effective time of the merger, each holder of GulfTerra common units will receive 1.81 Enterprise common units for each GulfTerra common unit held. Because this exchange ratio is fixed, the market value of the consideration that GulfTerra unitholders will receive depends on the trading price of Enterprise common units. Accordingly, any changes in the market value of Enterprise common units prior to the effective time of the merger would likely affect the market value of GulfTerra common units, regardless of whether there had been any change in the market's perception of GulfTerra's business, assets, liabilities or prospects.

         WE HAVE EXPENDED AND WILL EXPEND SIGNIFICANT TIME AND RESOURCES ON THE MERGER.

         In addition to the economic costs associated with pursuing a merger, our management is devoting substantial time and other human resources to the proposed transaction and related matters. Towards this end, our management and personnel are making the necessary filings, seeking the necessary approvals (including unitholder approval) and preparing for the merger closing. These activities, when coupled with the limitations imposed on us under the merger agreement, are likely to limit our ability to pursue other attractive non-organic business opportunities, including potential joint ventures, acquisitions and other transactions. In addition, to be consummated, the merger must be approved by Enterprise's unitholders and by our unitholders; we must receive approval from the Federal Trade Commission; and all of the other conditions to closing must have either been satisfied or waived. If the merger is not consummated, for any reason, we probably will not receive a significant return on our merger-related efforts.

3.       SAFE HARBOR STATEMENT

         This Current Report on Form 8-K includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934. We have made every reasonable effort to ensure that the information and assumptions on which these statements and


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projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of acquired businesses, status of the partnership's greenfield projects, pending merger with the wholly-owned subsidiary of Enterprise, successful negotiation of customer contracts, and general economic and weather conditions in markets served by us and our affiliates, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While we make these statements and projections in good faith, neither we nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to our (and our affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GULFTERRA ENERGY PARTNERS, L.P.,

         Date: February 3, 2004                  By: /s/ Kathy Welch
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                                                    Kathy Welch
                                                    Vice President and
                                                    Controller